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                                                                   EXHIBIT 14(a)

                          Independent Auditors' Consent

To the Shareholders and Trustees of
Smith Barney Muni Funds - Georgia Portfolio:

We consent to the incorporation by reference, of our report dated May 12, 1999 and to the reference to our firm, with respect to the Smith Barney Muni Funds - Georgia Portfolio, under the heading "Representations and Warranties" in Exhibit A, included in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 for Smith Barney Muni Funds.


                                       /s/ KPMG LLP
                                       -----------------------------------
                                       KPMG LLP


New York, New York
October 28, 1999